UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2026

DATACENTREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

470 W 200 N STE 18
Salt Lake City, UT	84103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DTCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2026, Datacentrex, Inc. (the “Company”) entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with ELNG Equity LLC (“ELNG”), pursuant to which the Company agreed to purchase, and ELNG agreed to sell, 23,076,923 Class A Common Units of ELNG (the “Units”) for an aggregate purchase price of approximately $30,000,000 (the “Purchase Price”). The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) occurred on August 28, 2026 and the Company paid the Purchase Price. In connection with the Closing, the Company entered into a joinder agreement to ELNG’s Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), which governs the Company’s rights and obligations as a unitholder of ELNG.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including provisions regarding the private offering nature of the transaction. The Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws, and were issued and sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act. The Purchase Agreement also includes restrictions on transfer of the Units, including that any transfer must be made in accordance with applicable law and the Operating Agreement. In addition, the Purchase Agreement contains a “most favored nations” provision which provides that, for three months following the Closing, if ELNG issues equity interests on terms more favorable than those provided to the Company under the Purchase Agreement, such more favorable terms will, at the Company’s option, become a part of the Purchase Agreement. The Purchase Agreement also grants the Company a right, for 12 months following the Closing, to participate pro rata in any subsequent debt financing by ELNG on the same terms and conditions as such financing, subject to existing preferential rights of certain ELNG stakeholders.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 31, 2026, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1*+	Common Unit Purchase Agreement, dated August 27, 2026, by and between Datacentrex, Inc. and ELNG Equity LLC
99.1	Press release, dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission or its staff upon request.

+	Certain provisions and terms of this Exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because the Company customarily and actually treats that information as private or confidential and the omitted information is not material. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datacentrex, Inc.

Date: August 31, 2026	By:	/s/ Parker Scott
	Name:	Parker Scott
	Title:	Chief Executive Officer